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EXHIBIT 99.01

Handspring, Inc.                                    Palm, Inc
Christopher Downing                                 Marlene Somsak
Ruder Finn/Switzer, Inc.                            408.503.2592
(415) 348-2733                                      MARLENE.SOMSAK@CORP.PALM.COM
DOWNINGC@RUDERFINNSWITZER.COM


   HANDSPRING AND PALM AGREE TO SETTLEMENT OF LAWSUITS CONCERNING ACQUISITION

         MOUNTAIN VIEW, Calif. and MILPITAS, Calif., October 21 /PRNewswire-FirstCall/ -- Handspring, Inc. (Nasdaq: HAND) and Palm, Inc. (Nasdaq: PALM) today jointly announced that they had entered into a memorandum of understanding with counsel to the plaintiffs in two lawsuits relating to the proposed acquisition of Handspring by Palm. The lawsuits, Kathleen Goldhirsch v. Handspring, Inc. and Varant Majarian v. Handspring, Inc., were filed June 17 and June 19, 2003, respectively, in the Court of Chancery in the State of Delaware, New Castle County.

         Under the terms of the memorandum, Handspring, Palm and the plaintiffs to the above-named actions have agreed, subject to approval by the court, to enter into a settlement with respect to all claims raised by the plaintiffs to the lawsuit. If the court approves the settlement contemplated in the memorandum, the lawsuits will be dismissed. The terms of the settlement contemplated by the memorandum require that additional disclosure be made concerning the merger. This disclosure is contained in a Form 8-K filed by Handspring today with the Securities and Exchange Commission. The parties also agreed that plaintiffs may seek attorneys' fees and costs in the amount of $215,000 that Handspring will pay if the attorney's fees and costs are granted by the court. There will be no other settlement payment by Handspring or Palm. However, there can be no assurance that the court will approve the proposed settlement or that any ultimate settlement will be under the same terms as those contemplated by the memorandum.

 ADDITIONAL INFORMATION AND WHERE TO FIND IT

On July 3, 2003, in connection with the proposed reorganization transaction involving Palm, PalmSource and Handspring, Palm filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. In addition, on July 3, 2003, PalmSource filed with the SEC a Registration Statement on Form S-4 containing a prospectus relating to the distribution of PalmSource shares to the existing stockholders of Palm. Investors and security holders are urged to read these filings, and any amendments to these filings, because they contain important information about the reorganization transaction described herein. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Palm by contacting of Palm Investor Relations (877.696.7256 or palm.ir@corp.palm.com). Investors and security holders may obtain free copies of the documents filed with the SEC by Handspring by contacting Handspring Investor Relations (650.230.5070 or InvestorRelations@handspring.com). Investors and security holders may obtain free copies of the documents filed with the SEC by PalmSource by contacting PalmSource Investor Relations (Kip Meintzer at 408.400.3000 or Kip.Meintzer@palmsource.com).
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Palm and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Palm and Handspring in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the joint proxy statement/prospectus dated September 26, 2003, as such filing may be amended from time to time. PalmSource and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Palm and Handspring in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the joint proxy statement/prospectus dated September 26, 2003. This document is available free of charge at the SEC's web site at www.sec.gov and from Palm by contacting Palm Investor Relations (877.696.7256 or palm.ir@corp.palm.com).

Handspring and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Handspring and Palm in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the proxy statement/prospectus, which is included in the Registration Statement on Form S-4 filed by Palm with SEC on July 3, 2003. Additional information regarding these directors and executive officers is also included in Handspring's proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about October 1, 2002. This document is available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from Handspring by contacting Handspring Investor Relations (650.230.5070 or InvestorRelations@handspring.com).

ABOUT HANDSPRING, INC.

Handspring is a leading innovator in personal communications and handheld computing. The company's products include the Treo wireless smartphones and client and server software for fast Web access from handheld devices and mobile phones. Today Handspring sells its products and accessories at www.handspring.com and through select Internet, retail and carrier partners in the United States, Europe, Asia, Australia, New Zealand, Canada, the Middle East and Mexico/Latin America.

Handspring, the Handspring logo, Treo, and the Treo logo, are trademarks of Handspring, Inc. and may be registered in certain jurisdictions. All other brand names are trademarks of their respective owners.

ABOUT PALM, INC.

Information about Palm, Inc. is also available at http://www.palm.com/aboutpalm. Palm is a trademark of Palm, Inc.


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EXHIBIT 99.02

         In considering the merger agreement and recommending to stockholders that they approve it, Handspring's Board of Directors focused among other things on the strategic aspects of a merger with Palm's Palm Solutions Group business after the shares of PalmSource's common stock that are owned by Palm are distributed to Palm's stockholders. Specifically, Handspring's Board focused on the long-term value to Handspring stockholders of the merger, under which those shareholders would own a significant percentage of the Palm Solutions Group business and under which Palm will appoint three former Handspring board members to the new Palm Board of Directors. As discussed in the Joint Proxy Statement/Prospectus, the Handspring Board believes that the merger agreement is in the best interests of Handspring stockholders.

         The merger agreement does not contain any "collar" or similar provision, which might be used in certain stock transactions to adjust the consideration in the event of short-term volatility in the acquirer's stock price prior to the close of the transaction. Such provisions may protect stockholders in an acquired company against certain declines in the stock price of the acquirer, and they can also limit the stockholders from benefiting if the acquirer's stock rises. In addition, because the Palm Solutions Group business will not trade independently until after the merger, a collar based on the trading price or value of the Palm Solutions Group business would have been difficult to establish. Based in part on information from its advisors, Handspring did not believe that a collar was appropriate for the merger with Palm because the transaction was based primarily on long-term strategic value considerations and because negotiating to obtain a collar would likely have resulted in other less favorable terms for Handspring shareholders.

         In considering the value that would be provided to Handspring stockholders in exchange for their stock, Handspring's Board of Directors and advisors analyzed the value of the Palm Solutions Group business. As set forth in the proxy, that analysis included assumptions about the hypothetical decrease in the value of Palm as a result of the PalmSource distribution. At the time the merger agreement was entered into, it was difficult to determine with any precision the amount that Palm's value would decrease after the PalmSource distribution, or the extent to which that decrease might imply a value of PalmSource. However, Handspring's Board of Directors, based in part on information from advisors, believed that the consideration to be received by Handspring's stockholders would be such that approval of the merger agreement is in the best interests of Handspring's stockholders. In making its recommendation concerning the merger agreement, Handspring's Board of Directors was aware of the investment by Sony in PalmSource, which is described in the Joint Proxy Statement/Prospectus. Specifically, in October 2002, Sony invested $20 million in PalmSource, purchasing 3,333,333 shares in PalmSource's Series A redeemable convertible preferred stock, representing a 6.25% interest in PalmSource. Handspring's Board of Directors was also aware that, as is described in the Joint Proxy Statement/Prospectus, one of the analyses performed by Handspring's financial advisors included assumptions about the extent to which the hypothetical value of Palm after the PalmSource distribution would be lower than prior to the PalmSource distribution.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On July 3, 2003, in connection with the proposed reorganization transaction involving Palm, PalmSource and Handspring, Palm filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus. In addition, on July 3, 2003, PalmSource filed with the

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SEC a Registration Statement on Form S-4 containing a prospectus relating to the distribution of PalmSource shares to the existing stockholders of Palm.
Investors and security holders are urged to read these filings because they contain important information about the reorganization transaction described herein. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Palm by contacting of Palm Investor Relations (877.696.7256 or palm.ir@corp.Palm.com). Investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Handspring by contacting Handspring Investor Relations (Bill Slakey at 650.230.5000 or bslakey@Handspring.com). Investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by PalmSource by contacting PalmSource Investor Relations (Al Wood at 408.400.3000 or Al.Wood@Palmsource.com).

Palm and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Palm and Handspring in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the proxy statement/prospectus, which is included in the Registration Statement on Form S-4 filed by Palm with the SEC on July 3, 2003. PalmSource and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Palm and Handspring in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the prospectus, which is included in the Registration Statement on Form S-4 filed by PalmSource with the SEC on July 3, 2003. This document is available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from Palm by contacting Palm Investor Relations (877.696.7256 or palm.ir@corp.Palm.com).

Handspring and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Handspring and Palm in connection with the reorganization transaction described herein. Information regarding the special interests of these directors and executive officers in the reorganization transaction described herein is set forth in the proxy statement/prospectus, which is included in the Registration Statement on Form S-4 filed by Palm with SEC on July 3, 2003. Additional information regarding these directors and executive officers is also included in Handspring's proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about October 1, 2002. This document is available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from Handspring by contacting Handspring Investor Relations (Bill Slakey at 650.230.5000 or bslakey@Handspring.com).